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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 8, 1999

                       AMERISERVE FOOD DISTRIBUTION, INC.
               (Exact Name of Registrant as Specified in Charter)

         Delaware                   000-19367                 75-2296149
      (State or Other       (Commission File Number)        (IRS Employer
      Jurisdiction of                                    Identification No.)
      Incorporation)


                              15305 Dallas Parkway
                            Addison, Texas 75001-9016
                    (Address of Principal Executive Offices)


                                       (972) 364-2000
                    (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

            As previously disclosed, AmeriServe Food Distribution, Inc. has been working on transactions and activities to provide additional liquidity. In this regard, a number of transactions to increase current and expected sources of liquidity were closed on December 8, 1999.

            To date, the following has been accomplished:

            o AmeriServe entered into an amendment to its current credit facility with Bank of America N.A. and AmeriServe's existing lenders under which DLJ Capital Funding, Inc. has made available an increase in AmeriServe's revolving credit line of $100 million. Following the increase in the revolving credit line, the total amount of the revolving credit line is $225 million.

            o Nebco Evans Holding Company ("NEHC"), AmeriServe's parent company, received a cash infusion of $30 million directly and indirectly from Holberg Industries, Inc., NEHC's indirect parent company, and in turn made a $30 million cash capital contribution to AmeriServe.

            o AmeriServe borrowed $15 million from Tricon Global Restaurants, Inc., AmeriServe's largest customer. This senior unsecured debt has a three year term and bears interest, which is payable in kind during the first year, at 13 1/4%.

            o Other major AmeriServe customers have provided various forms of liquidity support, including shorter payment terms and other means of accelerating funds due AmeriServe in the normal course of business, aggregating approximately $30 million.

            o Holberg Industries exchanged with AmeriServe $15 million in face amount of AmeriServe's 10 1/8% Senior Subordinated Notes due 2007 for an equal face amount of a new series of 13% Junior Subordinated Notes due 2007, with interest payable in kind. The new AmeriServe Notes are subordinated to AmeriServe's obligations to trade creditors as well as the existing 10 1/8% Senior Subordinated Notes and all senior debt of AmeriServe.

            Further, Bank of America has increased the maximum amount available to AmeriServe under its Accounts Receivable Securitization Program by $50 million. Total availability under the program after this increase is $535 million. The actual amount available to AmeriServe at any time under the Accounts Receivable Securitization Program is primarily dependent on the level of AmeriServe's trade accounts receivable, which is subject to seasonal and other variations in net sales and collections. No proceeds were received currently as a result of this increase.

            AmeriServe has also made progress in other previously announced actions to enhance its capital resources, including (i) sales of fleet equipment and closed warehouse facilities expected to provide $20 million in proceeds from transactions anticipated to close prior

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to year-end, and (ii) the sale of AmeriServe's Equipment Division, as to which
AmeriServe is currently in negotiations with potential buyers who have submitted bids. This transaction is expected to close in the first quarter of 2000.

            In connection with the funding of its capital contribution to AmeriServe, Nebco Evans Holding Company completed several transactions with Holberg Industries or subsidiaries of Holberg Industries, including:

            o Issuance of $5 million initial principal amount of a new 15% Senior Convertible Note. Interest on the Senior Convertible Note is payable in kind for the entire term of the security. The Senior Convertible Note matures in 2008, ranks pari passu with NEHC's outstanding 12 3/8% Senior Discount Notes due 2007 and senior to NEHC's 11 1/4% Senior Redeemable Exchangeable Preferred Stock due 2008. The Senior Convertible Note is exchangeable at the option of the holder for common stock of NEHC or AmeriServe with a fair market value equal to the cash redemption price of the note.

            o Issuance of $10 million in initial liquidation preference of 20% Junior Preferred Stock. Dividends on the Junior Preferred Stock are payable in kind for the entire term of the security. The Junior Preferred Stock is mandatorily redeemable in 2008, and ranks junior to the outstanding 11 1/4% Senior Redeemable Exchangeable Preferred Stock due 2008 of NEHC.

            o  Issuance of $5 million in additional shares of NEHC common stock.

            o The sale of shares of NEHC's existing 11 1/4% Senior Redeemable Exchangeable Preferred Stock previously repurchased by NEHC, and prepayment by Holberg Industries of loans from NEHC dating back to 1997, for a total of $10 million.

            This report contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 concerning, among other things, AmeriServe's financial results, future plans, objectives, expected performance and potential efficiencies and improvements, as well as customer, supplier and other relationships. Specifically, statements in this report that are not historical facts, including statements accompanied by words such as "will," "believe," "expect," "anticipate," "estimate," "intend" or "plan" are intended to identify forward-looking statements and convey the uncertainty of future events or outcomes. AmeriServe cautions readers that any such forward-looking statements are based on assumptions that it believes are reasonable, but are subject to a wide range of risk, and there is no assurance that actual results may not differ materially from those projected in such forward-looking statements. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date hereof. AmeriServe undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence or nonoccurrence of anticipated events. Certain factors that could cause actual results to differ materially from projected results include but are not limited to: the ability to realize anticipated cost efficiencies,

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the effect of market conditions, the impact of competitive actions and the integration of acquisitions, among other things. Additional information as to these and other relevant matters can be found in AmeriServe's Registration Statement on Form S-4 filed on April 30, 1999, as well as AmeriServe's annual, periodic and other filings with the Securities and Exchange Commission, and this report should be read in conjunction with cautionary statements contained therein.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

(a)         Financial statements of businesses acquired.

               -     Not Applicable

(b)         Pro forma financial information.

               -     Not Applicable

(c)         Exhibits.

                  None



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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AMERISERVE FOOD DISTRIBUTION, INC.


                                    By: /s/ Stanley Szlauderbach
                                        -----------------------------
                                  Name:     Stanley Szlauderbach
                                 Title:     Vice President


Date:  December 9, 1999